Exhibit 10.1

SETTLEMENT AND RELEASE AGREEMENT

This Settlement and Release Agreement (“Agreement”) is made and entered into this 7th day of July, 2017 (the “Effective Date”), between Icagen, Inc. f/k/a Caldera Pharmaceuticals, Inc. (“Icagen”) and Dr. Benjamin Warner, an individual residing in [#####] (“Warner”). Icagen and Warner may be referred to herein individually as a “Party” or collectively as the “Parties.”

WHEREAS, there exists a certain employment agreement dated March 15, 2017 between Icagen and Warner, as modified by a side letter agreement on December 22, 2015 (the “Employment Agreement”);

WHEREAS, Warner serves as a director on Icagen’s Board of Directors;

WHEREAS, Warner and Icagen are engaged in certain disputes;

WHEREAS, solely for the purposes of avoiding the risk, distraction and expense of litigation, and without either Party admitting but expressly denying all allegations of wrongdoing asserted by the other Party, the Parties have reached an agreement to settle all disputes on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, and other good and valuable consideration, the receipt arid adequacy of which are hereby acknowledged, the Parties agree as follows:

1.            Termination of Employment Agreement. Warner hereby resigns from all positions of employment that he has at Icagen, effective immediately, and the Employment Agreement is hereby terminated.

2.            Resignation from Board of Directors. Warner hereby resigns from his position as director on Icagen’s Board of Directors.

3.            Payment. Warner agrees and represents that he has received all amounts due from Icagen, including but not limited to all wages, salaries, bonuses, benefits, vacation pay and other amounts earned and accrued, less applicable deductions, and that Icagen has no obligation to pay any additional amounts other than the payments described immediately hereafter in this Section 3 of this Agreement. Notwithstanding the fact that Warner is no longer an employee of Icagen, Icagen shall continue to pay Warner whatever portion of his salary would have become due and owing to him under the Employment Agreement in accordance with its standard employee payment policies. All sums paid herein shall be paid by wire transfer directed to:

Routing number: [#########]

Account number: [#########]

Bank Address: [#########]

In addition, Icagen shall pay for the removal of the waste located at its former offices in Los Alamos, New Mexico, all waste removal arrangements to be made by Warner within the next month.

4.            Mutual Releases.

(a)             Upon the Effective Date: (i) the Warner Releasors, (as defined below), shall, and shall be deemed to, fully, finally, unconditionally, irrevocably and forever remise, release and discharge and shall forever be enjoined from prosecuting directly, derivatively, representatively or in any other capacity, each and every Warner Released Claim (as defined below) against any of the Icagen Releasors (as defined below); and (ii) the Icagen Releasors (as defined below) shall, and shall be deemed to, fully, finally, unconditionally, irrevocably and forever remise, release and discharge and shall forever be enjoined from prosecuting directly, derivatively, representatively or in any other capacity, each and every Icagen Released Claim (as defined below) against any of the Warner Releasors (as defined below).

(b)             “Warner Releasors” means Warner, on behalf of himself, and his heirs, executors, administrators, successors, assigns, spouses, ancestors, progeny, and for each of them their respective attorneys, past and present business organizations of any kind including but not limited to corporations, limited liability corporations, limited partnerships, limited liability partnerships, business trusts, real estate investment trusts, as well as all nonprofit organizations and any and all other entities in which any of the foregoing persons and entities has a controlling interest, and including but not limited to each of such entities’ officers, directors, partners, limited partners, shareholders, members, employees, servants, attorneys (including both in-house and outside attorneys), agents, predecessors, successors, affiliates and assigns and any and all other entities in which any of the foregoing persons and entities has a controlling interest, as well as any and all trusts for which any of the foregoing persons is a beneficiary or serves as trustee, executor or administrator.

(c)             “Warner Released Claims” means any and all claims, debts, demands, rights, contracts, obligations, promises, agreements, disputes, disagreements, actions, or causes of action, suits, demands, losses (including lost opportunities) , expenses or liabilities whatsoever (including, but not limited to, any claims for damages of any nature including but not limited to compensatory damages, punitive damages, exemplary damages and consequential damages, costs, interest, attorneys’ fees, expert or consulting fees, equitable or injunctive relief and any other costs, expenses or liability whatsoever), whether based on federal, state, local, statutory or common law or any other law, domestic or foreign, or any other rule or regulation, including but not limited to claims arising under the National Labor Relations Act, Title VII of the Civil Rights Act (“Title VII”), the Americans with Disabilities Act (“ADA”), Genetic Information Nondiscrimination Act of 2008 (“GINA”), Uniformed Services Employment and Reemployment Rights Act (“USERRA”), the Employee Retirement Income Security Act (“ERISA”) (excluding any claims for accrued, vested benefits), and the New Mexico Human Rights Act (the NMHRA”), whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, whether class, derivative, or individual in nature, including both known claims and Unknown Claims (defined below), from the beginning of time to the Effective Date, that the Warner Releasors have, could have, or could assert in any forum against any of the Icagen Releasors, with the sole exception of any claim arising under the Age Discrimination in Employment Act of 1967 (the “ADEA Claims”). This release does not operate to terminate Warner’s ownership of any Icagen securities.

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(d)           “Icagen Releasors” means Icagen and its past, present, and future parents, subsidiaries, divisions, affiliates, and each of the foregoing’s employees, members, managing members, shareholders, partners, general partners, limited partners, partnerships, principals, officers, directors, attorneys (including both in-house and outside attorneys), advisors, trustees, administrators, auditors, accountants, fiduciaries, consultants, representatives, and principals and agents of each of them, and the predecessors, estates, heirs, executors, trusts, trustees, administrators, successors and assigns and any person or entity which is or was related to or affiliated with any of the foregoing or in which any of the foregoing persons and entities has or had a controlling interest and the past, present and future employees, members, shareholders, partners, partnerships, principals, officers, directors, attorneys (including both in-house and outside attorneys), advisors, trustees, administrators, fiduciaries, consultants, representatives, accountants and auditors, insurers, and agents of each of them.

(e)           “Icagen Released Claims” means any and all claims, debts, demands, rights, contracts, obligations, promises, agreements, disputes, disagreements, actions, or causes of action, suits, demands, losses (including lost opportunities) , expenses or liabilities whatsoever (including, but not limited to, any claims for damages of any nature including but not limited to compensatory damages, punitive damages, exemplary damages and consequential damages, costs, interest, attorneys’ fees, expert or consulting fees, equitable or injunctive relief and any other costs, expenses or liability whatsoever), whether based on federal, state, local, statutory or common law or any other law, domestic or foreign, or any other rule or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, whether class, derivative, or individual in nature, including both known claims and Unknown Claims (defined below), from the beginning of time to the Effective Date, that the Icagen Releasors have, could have, or could assert in any forum against any of the Warner Releasors.

(f)           “Releasing Parties” means the Warner Releasors and the Icagen Releasors together.

(g)          “Released Claims” means the Warner Released Claims and the Icagen Released Claims together.

(h)           “Unknown Claims” means any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, domestic or foreign, which any of the Releasing Parties does not know or suspect to exist in his, her or its favor as of the Effective Date, which, if known by him, her or it, could have been asserted in any forum by any of the Releasing Parties against any of the other Releasing Parties even if unknown at the time of execution of this Agreement. With respect to any and all Released Claims, the Parties stipulate and agree that upon the Effective Date, the Releasing Parties shall expressly waive any and all provisions, rights and benefits conferred by Cal. Civ. Code § 1542 and any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542. Cal. Civ. Code § 1542 provides

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

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The Releasing Parties or any of them may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but the Releasing Parties shall expressly fully, finally and forever settle and release any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Releasing Parties acknowledge that the inclusion of “Unknown Claims” in the definition of Released Claims was separately bargained for and was a key element of the settlement of the Action.

(i)       Nothing in this Paragraph 4 shall be construed to limit the Parties’ obligations under this Agreement or any Party’s ability to bring suit to enforce any provision of this Agreement.

5.             Compromise. The Parties agree that this Agreement is in compromise and settlement of a dispute between them, and it shall not be considered as an admission of the truth or correctness of any claim allegation against them, or of fault or liability by them, each Party denying any fault or liability.

6.             Full and Independent Knowledge. Each of the Parties represents that it has been represented by separate counsel of its choice in connection with the preparation and review of this Agreement, its representative has specifically discussed, or had the opportunity to specifically discuss, with such attorney the meaning and effect of this Agreement, and that its representative has carefully read and understands the scope and effect of each provision contained herein.

7.             Warranties. Each of the Parties represents and warrants that it has full power and authority to enter into and perform this Agreement. Each of the Parties further represents and warrants that it has not heretofore assigned, transferred, encumbered or otherwise conveyed, or purported to assign, transfer, encumber or otherwise convey, in whole or in part, to any person or entity, any Released Claims released hereunder.

8.             Forbearance From Suit

(a)          Icagen, and all persons acting by, through, under or in concert with it, hereby promise, covenant and agree not to initiate, file or otherwise commence, assert, bring, join, participate in, or otherwise maintain against the Warner Releasors, in any court, agency, or other tribunal in any jurisdiction, either directly or indirectly, any claim which they now have, own or hold or claim to have, own or hold, or at any time heretofore had, owned or held, or claimed to have had, owned or held, or may hereinafter have, own or hold, or claim to have, own or hold against the Warner Releasors, arising out of, based upon, or relating to the Warner Released Claims.

(b)          Warner , and all persons acting by, through, under or in concert with it, hereby promise, covenant and agree not to initiate, file or otherwise commence, assert, bring, join, participate in, or otherwise maintain against the Icagen Releasors, in any court, agency, or other tribunal in any jurisdiction, either directly or indirectly, any claim which they now have, own or hold or claim to have, own or hold, or at any time heretofore had, owned or held, or claimed to have had, owned or held, or may hereinafter have, own or hold, or claim to have, own or hold against the Icagen Releasors arising out of, based upon, or relating to the Icagen Released Claims.

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9.            Miscellaneous.

(a)           This Agreement shall be construed in accordance with and governed by the laws of the State of North Carolina, United States of America, without regard to conflict of laws provisions. The Parties agree that the sole and exclusive venue for disputes arising out of, related to and/or connected with this Agreement shall be the state courts situated in the State of North Carolina.

(b)           The Parties agree that this Agreement may be executed in counterparts and that a copy signed by a Party will be fully enforceable against such Party. This Agreement, and documents relating to this Agreement, may be executed and transmitted by facsimile, email or any other electronic means.

(c)           This document, together with the Settlement Agreement and ADEA Release between Warner and lcagen dated July 7, 2017, contains the entire agreement between the Parties hereto with respect to the subject matter hereof, and supersedes and cancels all previous agreements, contracts, covenants, commitments, obligations, and writings between the parties pertaining to the subject matter hereof. Each of the Parties further represents that no other understandings, statements, promises, or inducements contrary to the terms of this Agreement, whether oral or written, exist, and that he/it does not rely and has not relied upon any representation or statement made by another Party or any of their representatives with regard to the subject matter of this Agreement (other than those representations and statements made in this Agreement).

(d)           This Agreement shall be construed as a whole, according to its fair meaning, and shall not be construed strictly for or against any of the Parties hereto.

(e)           This Agreement may not be amended, altered, modified or waived, in whole or in part, except in a writing executed by the Parties to this Agreement.

(f)            If any provision of this Agreement is held invalid or otherwise unenforceable, the enforceability of the remaining provisions shall not be impaired thereby.

(g)           The failure of any Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

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IN WITNESS WHEREOF, the Parties have each executed this Agreement as of the date first set forth above.

ICAGEN, INC. f/k/a		DR. BENJAMIN WARNER
CALDERA PHARMACEUTICALS, INC.

By:	/s/ Richard Cunningham	/s/ Benjamin Warner
RICHARD CUNNINGHAM
Title:	CEO

Agreed as to form:

By:	/s/ Michael Blanchard
Title:	Counsel for Icagen, Inc. f/k/a
Caldera Pharmaceuticals, Inc.

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